UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2017

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37939	45-4497941
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5 West Forsyth Street, Suite 200
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

904-516-5436
(Issuer's telephone number)

(Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TapImmune Inc. (“TapImmune” or the “Company”) announced that Mr. Peter Hoang has been appointed as the Company’s President and Chief Executive Officer and appointed to the Board of Directors effective on September 22, 2017. Dr. Glynn Wilson, the Company’s current Chairman of the Board, will now serve as a Strategic Advisor.

Mr. Hoang, age 45, served Bellicum Pharmaceuticals, Inc., a public Immuno-oncology company, as its Senior Vice President of Business Development and Strategy from November 2014 until March 2017. From September 2012 to November 2014, he served as the Managing Director of Innovations in the Strategic Industry Ventures department at the University of Texas MD Anderson Cancer Center, a nonprofit cancer treatment and research center. From November 2010 to March 2012, Mr. Hoang served as a Managing Director of Mergers & Acquisitions in the healthcare investment banking practice at CIT Group Inc., a public bank holding company. Prior to CIT Group, Mr. Hoang served as an Executive Director of the Global Mergers & Acquisitions Department at Oppenheimer & Co, Inc., a public investment banking and financial advisory firm. Mr. Hoang received his B.A. degree from Yale University and his M.B.A. from the Anderson School of Management at the University of California, Los Angeles, with Business Honors Society distinction.

The Company and Mr. Hoang entered into an Employment Agreement (the “Employment Agreement”) on September 22, 2017 which provides that Mr. Hoang’s base salary will be $362,500 per year and he is eligible for an annual performance bonus of up to 50% of his base salary payable in immediately vested shares of common stock or cash at the Board’s discretion. The term of the agreement is for three years and will be automatically extended for an additional 12 months unless terminated by Mr. Hoang or the Company.

In connection with the execution of Mr. Hoang’s Employment Agreement he will be granted 250,000 shares of restricted stock, all of which shall be immediately vested under the Company’s 2014 Omnibus Stock Ownership Plan (the “Plan”).

Additionally on the first anniversary of his Employment Agreement, Mr. Hoang shall, subject to certain conditions, be eligible to receive a grant of stock options to purchase the number of shares equal to one percent (1%) of the then-outstanding common stock of the Company under the Plan at an exercise price equal to the fair market value of the common stock at the time of such grant, provided that certain requirements are satisfied. The options granted, if made, shall be immediately vested.

In addition, on the second and third anniversaries of the Employment Agreement, Mr. Hoang shall, subject to certain conditions, be eligible to receive, on each such date, an additional grant of stock options to purchase the number of shares equal to one percent (1%) of the then-outstanding common stock of the Company under the Plan at an exercise price equal to the fair market value of the common stock at the time of such grant, provided that certain requirements are satisfied. These options if made, shall be subject to such further vesting conditions, including performance criteria, as mutually agreed to by Mr. Hoang and the Board.

Mr. Hoang is subject to a covenant not to disclose our confidential information during his employment term and an assignment of intellectual property rights. Also, during his employment term and for a period of 12 months thereafter, Mr. Hoang covenants not to compete with us and not to solicit any of our customers, vendors or employees. If Mr. Hoang breaches any of these covenants, the Company will be entitled to injunctive relief.

If Mr. Hoang’s employment is terminated by us for Cause (as defined in his employment agreement) or by Mr. Hoang without Good Reason (as defined in his employment agreement) during the term of the agreement, he will be entitled to receive his (i) his then-current annual base salary through the date of termination; (ii) any reimbursable expenses for which he has not yet been reimbursed as of the date of termination; and (iii) any other rights and vested benefits (if any) provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs (“Accrued Compensation”).

If Mr. Hoang’s employment is terminated by us without “Cause” or by him for “Good Reason” (as defined in his employment agreement), subject to his execution of a release of claims against us, and in addition to the payment of the Accrued Compensation, the Company is obligated to make payments to Mr. Hoang within 60 days after his termination date equal to twelve months of his annual base salary, as in effect at the termination date, plus any earned but unpaid bonus (the “Additional Severance Payments”).

Upon a non-renewal of Mr. Hoang’s employment agreement by the Company at the end of the term, Mr. Hoang will be entitled to be paid 12 months of his annual base salary over a twelve month period.

The employment agreement also contains change of control provisions providing that if Mr. Hoang’s employment with the Company is terminated by the Company without Cause or by him for Good Reason during the period of six months following a Change in Control (as that term is defined below) of the Company, in lieu of the Additional Severance Payments described above, Mr. Hoang will be entitled to receive a severance payment equal to the sum of (i) eighteen (18) months of his annual base salary, at the higher of the base salary rate in effect on the date of termination or the base salary rate in effect immediately before the effective date of the Change of Control, and (ii) his Performance Bonus for the year which includes the effective date of the Change in Control, payable at the limit of performance amount, which will be paid in a single lump sum after his execution and non-revocation of the Release. In addition, he will also receive in the same payment the amount of any performance bonus that, as of the date of termination, has been earned by Mr. Hoang but has not yet been paid by the Company. If Mr. Hoang holds any stock options or other stock awards granted under the Company’s Plan which are not fully vested at the time his employment with the Company is terminated by the Company without Cause during the period of six months following a Change in Control, such equity awards shall become fully vested as of the termination date. For purposes of the employment agreement, the term “Change in Control” means a transaction or series of transactions which constitutes a sale of control of the Company, a change in effective control of the Company, or a sale of all or substantially all of the assets of the Company, or a transaction which qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of substantially all of the assets” of the Company under the standards set forth in Treasury Regulation section 1.409A-3(i)(5).

Mr. Hoang’ s employment agreement also provides that each of the payments and benefits under the agreement are subject to compliance with Section 409A of the Code and it includes time of payment language intended to comply with Section 409A requirements.

In connection with Mr. Hoang’s appointment as a director, the size of our Board of Directors was expanded from six members to seven members.

The foregoing summary is qualified in its entirety by the specific terms of the Employment Agreement attached as Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Huang and any other persons pursuant to which he was selected as President and Chief Executive Officer and as a Director. There are no family relationships between Mr. Hoang and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

We issued a press release on September 25, 2017 regarding the effective appointment of Mr. Hoang as the Company’s President and Chief Executive Officer, his appointment as a member of the Board of Directors, and the expansion of the size of our Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

On September 22, 2017, TapImmune Inc. (the Company” or “TapImmune”) entered into an Amendment to the Employment Agreement (the “Amendment”) with Dr. Glynn Wilson, the Company’s current Chairman of the Board. Dr. Wilson will no longer serve as the Company’s Chief Executive Officer and President as Mr. Peter Hoang has been appointed to serve as President and Chief Executive Officer as described above. Dr. Wilson will continue to serve on the Board of Directors and will serve as the Company’s Strategic Advisor. The Amendment provides that Dr. Wilson’s annual base salary shall be $205,000 per annum and the term of his employment will run through December 31, 2018. Dr. Wilson shall continue to be eligible for a performance bonus of up to 50% of his annual base salary during the term of his employment and other provisions of his employment agreement not effected by the Amendment shall remain unchanged. Dr. Wilson was granted 100,000 shares of restricted common stock under the Plan in connection with the execution of the Amendment. On the first anniversary of the date of the Amendment, Dr. Wilson shall, subject to certain conditions, be eligible to receive a bonus through a grant of restricted common stock equal to $300,000.

The foregoing summary is qualified in its entirety by the specific terms of the Amendment to the Employment Agreement attached as Exhibit 10.2 to this Form 8-K which is incorporated herein by reference.

Item 8.01	Other Events.

On August 31, 2017, the Company issued a press release updating the Company’s shareholders on corporate developments that occurred in the second quarter of 2017. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between TapImmune Inc. and Peter Hoang dated as of September 22, 2017.

10.2	Amendment to Employment Agreement between TapImmune Inc. and Glynn Wilson, dated as of September 22, 2017.

99.1	Press release issued on September 25, 2017.

99.2	Press release issued on August 31, 2017.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of September, 2017.

TAPIMMUNE INC.
(Registrant)

BY:	/s/ Michael Loiacono
Michael Loiacono
Chief Financial Officer